Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Baozun Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share(2)			Maximum Aggregate Offering Price(2)		Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, $0.0001 par value per share(3)	Rule 457(c) and Rule 457(h)	17,488,424	(4)	US$	1.3350	(5)	US$	23,347,046.04	0.00011020	US$	2572.85

Total Offering Amounts								US$	23,347,046.04		US$	2572.85
Total Fee Offsets												-
Net Fee Due											US$	2572.85

(1)	Represents Class A ordinary shares issuable pursuant to awards (including the exercise of any options, restricted shares, and the vesting of restricted share units granted) under the 2022 Share Incentive Plan (the “2022 Plan”) of Baozun Inc. (the “Registrant”). In accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover an indeterminate number of additional Class A ordinary shares that become issuable under the 2022 Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction.

(2)	These Class A ordinary shares are offered under awards (including but not limited to options, restricted shares, restricted share units and share appreciation rights) to be granted under the 2022 Plan. The proposed maximum offering price per Class A ordinary share and the proposed maximum aggregate offering price have been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee.

(3)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents three Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under separate registration statements on Form F-6 (333-204030 and 333-230717).

(4)	Represents the number of Class A ordinary shares available for issuance under the 2022 Plan.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices for the Registrant’s ADSs, as quoted on the NASDAQ Global Select Market on October 31, 2022.